UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2010
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At the special meeting of shareholders of Oriental Financial Group Inc. (the “Group”), held on June 30, 2010 (the “Special Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Group’s definitive proxy statement for the Special Meeting.
Proposal 1 — Approval of the Issuance of Shares of Common Stock Upon Conversion of the Series C Preferred Stock
     The proposal to approve the issuance of shares of the Group’s common stock upon the conversion of the Group’s Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series C, was approved by a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain
24,686,573	191,278	26,619
Proposal 2 — Approval of the Adjournment or Postponement of the Special Meeting
     The proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the Special Meeting to constitute a quorum for purpose of the Special Meeting or to solicit additional proxies in favor of Proposal 1 was approved by a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain
20,921,891	3,787,002	195,577

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Group has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: July 1, 2010	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and Secretary of the Board of Directors